EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 ( File No. 333-290110, File No. 333-142906, File No. 333-167688, File No. 333-183436, File No. 333-184956, File No. 333-207114, File No. 333-264212 and File No. 333-282092) and Form S-3 (File No. 333-284153) of TSS, Inc., our report dated April 15, 2025, relating to the consolidated financial statements of TSS, Inc. as of and for the years ended December 31, 2024 and 2023.

/s/ Weaver and Tidwell L.L.P.
Fort Worth, Texas
March 17, 2026